                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement  [ ]  Confidential, for Use of the Commission
                                       Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                               IVI CHECKMATE CORP.
                               -------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [x]  No fee required.
     [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-
          11.

(1)  Title of each class of securities to which transaction applies:
-------------------------------------------------------------------------------
(2)  Aggregate number of securities to which transaction applies:
-------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
-------------------------------------------------------------------------------
(4)  Proposed maximum aggregate value of transaction:
-------------------------------------------------------------------------------
(5)  Total fee paid:
-------------------------------------------------------------------------------
     [ ]  Fee paid previously with preliminary materials.
-------------------------------------------------------------------------------
     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
--------------------------------------------------------------------------------
(1)  Amount previously paid:
-------------------------------------------------------------------------------
(2)  Form, Schedule or Registration Statement no.:
-------------------------------------------------------------------------------
(3)  Filing Party:
-------------------------------------------------------------------------------
(4)  Date Filed:
-------------------------------------------------------------------------------

                [LETTERHEAD OF IVI CHECKMATE CORP. APPEARS HERE]


                                                                  April 12, 1999




Dear Stockholder:

     You are cordially invited to attend the 1999 annual meeting of stockholders of IVI Checkmate Corp., which will take place on Thursday, May 20, 1999, at 10:00 a.m., local time. We will hold the meeting at the Holiday Inn in Roswell, Georgia, in the Great Oaks Ballroom. We have provided a map to the hotel at the end of the accompanying proxy statement.

     The only matter to be presented to a vote of the stockholders at the meeting is the election of directors. Additional information regarding the election of directors is in the accompanying proxy statement. Following the vote, management will report on the operations of the Company during the past year.

     Please mark, date, sign and return your proxy card in the enclosed envelope at your earliest convenience. This will ensure that your shares will be represented and voted at the meeting, even if you do not attend.

                                      Sincerely,



                                      /s/ L. Barry Thomson
                                      L. Barry Thomson
                                      President and Chief Executive Officer

                                    [Logo]



                              IVI CHECKMATE CORP.
                               1003 Mansell Road
                            Roswell, Georgia  30076

                 NOTICE OF 1999 ANNUAL MEETING OF STOCKHOLDERS

                                 TO BE HELD ON
                                  MAY 20, 1999
                            10:00 A.M., EASTERN TIME

     NOTICE HEREBY IS GIVEN that the 1999 annual meeting of stockholders of IVI Checkmate Corp. will be held on Thursday, May 20, 1999, at 10:00 a.m., local time. The meeting will be held in the Great Oaks Ballroom at the Holiday Inn located at 1075 Holcomb Bridge Road, Roswell, Georgia. The purpose of the meeting is for the stockholders to consider and vote upon:

1.   A proposal to elect directors; and

2.   Any other business that is properly brought before the meeting.

     Only stockholders of record at the close of business on April 1, 1999, will be entitled to vote.

     Your vote is important. Please, sign, date and return the enclosed proxy card in the envelope provided in order that as many shares as possible will be represented.


                              By order of the Board of Directors,



                              /s/ John J. Neubert
                              John J. Neubert
                              Corporate Secretary

Roswell, Georgia
April 12, 1999



Please read the attached proxy statement and then promptly complete, execute and return the enclosed proxy card in the accompanying postage paid envelope. If you attend the meeting, you may revoke the proxy card and vote in person if you so desire.

                                PROXY STATEMENT

                               TABLE OF CONTENTS

                                                                            PAGE

Voting.........................................................................1
      Voting Rights Resulting from the Combination.............................1
      Record Date, Quorum and Vote Required....................................1
      Proxy and Voting Procedures..............................................2
Stock Ownership................................................................3
* Election of Directors........................................................4
      Nominees.................................................................4
      Information Regarding Nominees...........................................4
      Board Committees.........................................................7
      Director Compensation....................................................7
Executive Compensation.........................................................8
      Summary Compensation.....................................................8
      Option Grants............................................................9
      Option Exercises and Fiscal Year-End Option Values.......................9
      Employment Agreements...................................................10
Board of Directors' Report on Executive Compensation..........................10
      Compensation Policy for Executive Officers..............................11
      Chief Executive Officer Compensation....................................11
      Policy on Deductibility of Compensation.................................11
Compensation Committee Interlocks and Insider Participation...................12
Certain Transactions..........................................................12
      Ingenico Alliance.......................................................12
      Noblett Transactions....................................................13
      Nordin Transaction......................................................13
      Spence Agreement........................................................13
Stock Performance Graph.......................................................14
Section 16(a) Beneficial Ownership Reporting Compliance.......................15
Stockholders' Proposals for 2000 Annual Meeting...............................15
Independent Public Accountants................................................15
Information About Attending the Annual Meeting................................15
Map to Annual Meeting.........................................................16

*     Denotes item to be voted on at the meeting.

NOTE: You may receive a copy of our 1998 Form 10-K report, without charge, by:

      (1) writing to Investor Relations, IVI Checkmate Corp., 1003 Mansell Road, Roswell, Georgia 30076, Attn: Corporate Secretary;

      (2)   calling 770-594-6000; or

      (3) sending an e-mail message through our home page at http://www.ivicheckmate.com.

                              IVI CHECKMATE CORP.

                                   ----------

                                PROXY STATEMENT
                  FOR THE 1999 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 20, 1999

                                   ----------

     The board of directors of IVI Checkmate Corp. is furnishing this proxy statement to solicit your proxy for the voting of your shares at the 1999 annual meeting of stockholders and at any adjournments. The annual meeting will take place on Thursday, May 20, 1999, at 10:00 a.m., local time. We will hold the annual meeting in the Great Oaks Ballroom at the Holiday Inn at 1075 Holcomb Bridge Road in Roswell, Georgia. We have provided a map to the hotel at the end this proxy statement.

     We are mailing this proxy statement and the accompanying proxy card to you on or about April 12, 1999.

                                     VOTING

Voting Rights Resulting from the Combination

     We were formed as a Delaware corporation in 1998 in anticipation of the combination of International Verifact Inc., which we refer to as IVI, and Checkmate Electronics, Inc., which we refer to as Checkmate. On June 25, 1998, the stockholders of IVI and Checkmate approved the combination of the two companies into what is now called IVI Checkmate, and we acquired both IVI and Checkmate as our subsidiaries on that date. We are sending this proxy statement to you in connection with the first annual meeting of the stockholders of the new combined company.

     As part of the combination, the outstanding shares of Checkmate common stock were converted into shares of our common stock and, at the election of the IVI stockholders, the outstanding common shares of IVI were converted into either shares of our common stock or exchangeable shares of IVI. Holders of IVI exchangeable shares may convert each of their exchangeable shares into one share of our common stock at any time through June 25, 2008.

     Each share of our common stock is entitled to one vote per share. Because the exchangeable shares are issued by IVI rather than by us, we and IVI entered into an agreement that allows the holders of IVI exchangeable shares to vote on IVI Checkmate matters. Under this agreement, each exchangeable share entitles its holder to one vote on each matter presented to the stockholders of IVI Checkmate. Montreal Trust Company of Canada, serving as trustee on behalf of the holders of exchangeable shares, will be entitled to exercise that number of votes for which it receives directions from the holders of exchangeable shares.

Record Date, Quorum and Vote Required

     The record date for determining the holders of common stock and exchangeable shares who are entitled to receive notice of and to vote at the annual meeting is April 1, 1999. On the record date, 12,364,933 shares of common stock and 5,749,207 exchangeable shares were outstanding and eligible to be voted at the annual meeting.

     The presence at the annual meeting, in person or by proxy, of the holders of a majority of the shares entitled to be voted will constitute a quorum at the meeting. In determining whether a quorum is present at the meeting, we will apply the following principles:

 . Shares that you withhold from voting as to any nominee or that you abstain from voting are "shares entitled to be voted," and, therefore, we will count them as present for purposes of determining the presence or absence of a quorum.

 . The trustee is not entitled to cast votes with regard to exchangeable shares as to which the registered holders do not provide voting instructions to the trustee. We will not consider exchangeable shares as to which no instructions have been given to the trustee to be "shares entitled to be voted," and, therefore, we will not consider them for purposes of determining a quorum.

     In voting for the proposal to elect directors, you may vote in favor of all nominees, withhold your votes as to all nominees or withhold your votes as to specific nominees. The vote required to approve the proposal is a plurality of the votes cast, provided a quorum is present, and the nine nominees who receive the most votes will be elected. As a result, votes that are withheld and exchangeable shares as to which holders do not provide voting instructions will have no effect.

Proxy and Voting Procedures

     The accompanying proxy card is for your use if you are unable to attend the annual meeting in person or are able to attend but do not wish to vote in person. You should specify your choices with regard to the proposal on the
enclosed proxy card.   Please then sign and date the proxy card and return it in
the enclosed envelope. If you return a properly dated and signed proxy card that we or the trustee, as applicable, receive before the vote on the proposal is taken at the annual meeting, the shares represented by the proxy will be voted in accordance with your instructions by the persons named as proxies on the enclosed proxy card or by the trustee, as applicable. In the absence of such instructions, the shares represented by a signed and dated proxy card will be voted "FOR" the election of all nine director nominees. If any nominee for election as a director should become unable to serve for any reason and the board of directors designates a substitute nominee, the persons named as proxies on the proxy card or the trustee, as applicable, will vote all valid proxy cards for the election of the substitute nominee.

     The board of directors is not aware of any other business to be presented to a vote at the annual meeting. The dates established in our bylaws by which stockholders who desire to submit nominations for director or other proposals to us for presentation to a vote of the stockholders at the annual meeting has passed, and, therefore, no director nominations or other matters may be proposed for action by stockholders at the annual meeting.

     Your submission of a proxy will not affect your right to vote in person should you attend the annual meeting. If you submit a proxy, you may still revoke it at any time before it is voted by:

  . giving written notice to John J. Neubert, our Corporate Secretary, at 1003 Mansell Road, Roswell, Georgia 30076 or, with regard to exchangeable shares, the trustee, Montreal Trust Company of Canada, Proxy Department, at 151 Front Street West, 8th Floor, Toronto, Ontario M5J 2N1,
  . by executing and delivering to Mr. Neubert or the trustee, as applicable, a proxy card bearing a later date, or
  .  by voting in person at the annual meeting.

     Holders of exchangeable shares who would like to attend the annual meeting and vote in person, as well as holders of exchangeable shares who would like to appoint a representative of IVIC's management rather than the trustee to vote as his or her proxy, should notify the trustee at the address above. The trustee will then give a proxy to the holder or the designated representative of management, as appropriate, to authorize voting in the desired manner.

     We are soliciting your proxy on behalf of the board of directors, and we will bear all of the related costs. The trustee, as well as brokers, banks and others holding shares in their names or in the names of their nominees, will forward copies of the proxy solicitation material to beneficial owners and will seek authority for execution of proxies. We will reimburse them for their reasonable expenses in so doing. We also have retained Corporate Investor Communication, Inc. at a cost of approximately $4,500 to assist us in soliciting proxies. Additionally, our employees may communicate with you to solicit your proxies, but we will not pay them any additional compensation for doing so.


                                STOCK OWNERSHIP

     The following table sets forth information as of December 31, 1998, regarding the beneficial ownership of our common stock by each person known to us to beneficially own more than 5% of the common stock, each of our directors, each executive officer named in the table under the caption "Executive Compensation - Summary Compensation" and all directors and executive officers as a group.

     The persons named in the table gave us the stock ownership information about themselves. In accordance with regulations of the Securities and Exchange Commission, beneficial ownership as reported in the table includes shares of stock as to which a person possesses sole or shared voting or investment power and shares which may be acquired on or before March 1, 1999, upon the exchange of exchangeable shares or the exercise of stock options. Except as explained in the footnotes below, the named persons have sole voting and investment power with regard to the shares shown as beneficially owned by them.

                                                                    Number              Percent
Name and Relationship                                          of Owned Shares           Owned
---------------------                                          ---------------          -------

Ingenico, S.A. ........................................         1,544,416(1)(2)            8.7%
  Principal Stockholder
J. Stanford Spence ....................................           845,331(3)               4.7
  Chairman of the Board
Gregory A. Lewis ......................................           383,250(4)               2.1
  President and Chief Executive Officer of U.S.
  Operations and Director
John J. Neubert .......................................           365,801(5)               2.0
  Executive Vice President - Finance and
  Administration, Chief Financial Officer,
  Secretary and Treasurer
L. Barry Thomson ......................................           333,150(4)               1.8
  President, Chief Executive Officer and Director
George Whitton ........................................           207,150(6)               1.1
  Vice Chairman of the Board
Peter E. Roode ........................................            27,000(7)                *
  Director
Gerard Compain ........................................            20,000(1)(2)             *
  Director
Bertil D. Nordin ......................................            11,916                   *
  Director
Paul W. Noblett .......................................              --                    --
  Director
Gareth Owen ...........................................              --                    --
  Director
All directors and executive officers as a group
(10 persons) ..........................................         3,738,014(8)              19.5

---------------

*    Less than one percent.
(1) Under the terms of an investment agreement between Ingenico and us, if we issue additional shares of common stock in the future, Ingenico has the right to purchase additional shares of common stock from us to maintain its then-current percentage ownership of our common stock. See "Certain Transactions - Ingenico Alliance." Ingenico's address is 9 quai de Dion Bouton, Puteaux, France.
(2) Gerard Compain, who is the Managing Director of Ingenico, is considered to beneficially own the shares held by Ingenico because of his ability to vote and dispose of those shares on behalf of Ingenico. In addition, Mr. Compain individually is the beneficial owner of 20,000 shares that he may acquire upon the exercise of stock options. Mr. Compain's address is 9 quai de Dion Bouton, Puteaux, France.
(3) The shares shown include 33,722 shares owned by Stanford Technologies, Inc., a corporation of which Mr. Spence and his wife are the sole stockholders, and 178,850 shares that Mr. Spence may acquire upon the exercise of stock options.
(4) Consists of shares that the named person may acquire upon the exercise of stock options.
(5) Includes 319,373 shares that Mr. Neubert may acquire upon the exercise of stock options.
(6) Includes 128,850 shares that Mr. Whitton may acquire upon the exercise of stock options.
(7) Includes 20,000 shares that Mr. Roode may acquire upon the exercise of stock options.
(8) Includes a total of 1,383,473 shares that the directors and executive officers may acquire upon the exercise of stock options.

                             ELECTION OF DIRECTORS

Nominees

     The board of directors has set the authorized number of directors at nine,
and the board currently consists of nine members.   Directors are elected at
each annual meeting of stockholders to serve until the next annual meeting of stockholders or until their earlier resignation or removal.

     The terms of all nine of the current directors will expire at the annual meeting, and each of these directors is being nominated for re-election at the annual meeting. If re-elected, it is anticipated that each such director would serve a one year term expiring at the 2000 annual meeting.

     If any of the nine nominees should become unable to serve, the board of directors may:

     . designate a substitute nominee, in which case the named proxies or the trustee, as applicable, will vote the shares represented by all valid proxy cards for the election of the substitute nominee;

     . allow the vacancy to remain open until a suitable candidate is located; or

     .    adopt a resolution to decrease the authorized number of directors.

     At this time, the Board knows of no reason why any nominee might be unavailable to serve.

     The board of directors unanimously recommends that you vote for the election as directors of the nine persons named below to serve until the 2000 annual meeting and until their successors are elected and qualified.

Information Regarding Nominees

     Listed below are the names of the board's nominees for election as directors. Also listed is each nominee's business experience, his age as of December 31, 1998, and the year he first became a director. Unless indicated otherwise, the positions stated are positions which are currently held and which have been held for at least the past five years.

     Messrs. Compain and Owen were elected to the board in June 1998 as the designees of our largest stockholder, Ingenico, in accordance with an investment agreement entered into between Ingenico and IVI in 1992. See "Stock Ownership" and "Certain Transactions - Ingenico Alliance." We have assumed the rights and obligations of IVI under that agreement. Ingenico currently has the right to have only one designee on our board of directors. That designee is Mr. Compain, although Mr. Owen continues to serve as a director and is being nominated for re-election as a director.

                                          Principal Occupation or Employment
Name                                        and Other Business Affiliations                           Age        Director Since
------------------------- --------------------------------------------------------------------- ------------- --------------------
Gerard Compain            Mr. Compain has been Managing Director of Ingenico since 1995.              46              1998
                          Ingenico is in the same business as we are, with operations throughout the world and particular strength in smart cards.  From
                          1985 to 1995, Mr. Compain served in various executive and
                          operational positions with BULL PC, which is the Payment Systems
                          Division of Groupe Bull.  Mr. Compain joined IVI's board of directors in 1997 as a designee of Ingenico.

Gregory A. Lewis          Mr. Lewis has been the President and Chief Executive Officer of             53              1998
                          our U.S. operations since June 1998. Mr. Lewis also is President and a director of our majority owned subsidiary National
                          Transaction Network, Inc.  Mr. Lewis joined Checkmate as
                          President and Chief Operating Officer in August 1997, and he was
                          named a director of Checkmate in October 1997.  From 1984 until joining Checkmate, Mr. Lewis was employed by VeriFone, Inc., an electronic payment provider.  Mr. Lewis was one of the founding executives of VeriFone and served in various executive positions during his employment, most recently as Vice President and General
                          Manager of the Emerging Markets Division.  Earlier in his career,
                          Mr. Lewis held various executive positions during a 14 year career at National Data Corporation, a transaction processing company, and also served as Executive Vice President of Business
                          Development with BuyPass Corporation, a third party point-of-sale processor and debit transaction acquiror.

Paul W. Noblett           Mr. Noblett has been President of Noblett and Associates, Inc., a           52              1998
                          business development, data processing and communications
                          consulting firm, since 1992.  Mr. Noblett has spent over 25 years in the payments industry, including executive management positions with NaBANCO, MasterCard and what is today MBNA.

Bertil D. Nordin          Mr. Nordin is an investor in, and director or advisor to, several           64              1998
                          companies in computer related fields.  Mr. Nordin was Chairman of the Board of Directors of Digital Communications Associates, Inc.
                          from 1990 to 1993 and was President and Chief Executive Officer of
                          Digital Communications from 1981 to 1990.  Prior to 1981, Mr.
                          Nordin held executive positions with a small business computer company and a recording company and was a manager specializing in mergers and acquisitions with a Big Six accounting firm.

Gareth Owen               Mr. Owen has been Managing Director of Ingenico International               47              1998
                          (Pacific) Pty Limited since 1986. Ingenico International is the largest electronic funds transfer/point of sale supplier in
                          Australia and New Zealand and the third largest supplier in the
                          Asia Pacific region. Prior to Ingenico, Mr. Owen held various marketing positions with companies involved in the development of payment terminal products. Mr. Owen joined IVI's board in 1997.

Peter E. Roode            Mr. Roode has been President of Triarch Corporation since 1987 and          61              1998
                          has been a Vice President since joining Triarch in 1976. Triarch is an investment company investing in small to medium sized businesses. Mr. Roode is also a Chartered Accountant.  Mr. Roode has been a director of IVI since 1992.

J. Stanford Spence        Mr. Spence has been our Chairman of the Board since June 1998. Mr.          69              1998
                          Spence was the founder of Checkmate, has been the Chief Executive
                          Officer of Checkmate since July 1997 and, except for two brief periods, has been Chairman of the Board of Checkmate and its predecessors since its founding in 1973. He also served as interim
                          Chief Executive Officer of Checkmate from May 1994 until August
                          1994.  Mr. Spence conceived of and managed the development of the patented technology which led to the point-of-sale check readers sold by Checkmate.  Mr. Spence has been Chairman of the Board of
                          Directors, Chief Executive Officer and owner of Stanford
                          Technologies, Inc., a financial software development company in
                          Austin, Texas, since 1985. Mr. Spence has previously owned companies in the mortgage banking, real estate, insurance and software industries.

L. Barry Thomson          Mr. Thomson has been our President, Chief Executive Officer and a           57              1998
                          director since June 1998.  Mr. Thomson joined IVI in April 1994 as President and Chief Operating Officer.  He was named a director of IVI in May 1995 and was promoted to Chief Executive Officer in
                          May 1996.  Mr. Thomson also is Chief Executive Officer and a director of our majority owned subsidiary National Transaction
                          Network.  Formerly President and CEO of Aluma Systems Corporation,
                          a construction technology company in Toronto, Mr. Thomson brought to IVI extensive Canadian, U.S. and international experience in managing the growth of a technological and market driven
                          organization.  Mr. Thomson built Aluma over 21 years from start up to the largest company in its industry in North America and one of the four largest in the world.  He also served as Executive
                          Vice President, director and member of the Executive Committee of
                          Aluma's parent company, Tridel Enterprises, Inc., Canada's largest builder of condominium dwellings.  He graduated with a degree in mechanical engineering from the

                          University of Toronto in 1967 and became a member of the Ontario
                          Association of Professional Engineers in 1968.  In 1970, Mr.
                          Thomson received his Chartered Accountant designation from Clarkson
                          Gordon (now Ernst & Young LLP).

George Whitton            Mr. Whitton has been our Vice Chairman of the Board since June              63              1998
                          1998. Mr. Whitton has been Chairman of the Board of IVI since 1986 and was the Chief Executive Officer of IVI from 1986 to 1996.
                          Mr. Whitton also is a director of our majority owned subsidiary
                          National Transaction Network. After serving in various senior operations and sales management positions with IBM Canada, Mr.
                          Whitton joined Canada Permanent Trust, a trust and banking institution, where he served as Vice President of Information
                          Services from 1973 to 1976. From 1976 to 1979, Mr. Whitton was
                          Vice President - Systems for the Canadian Imperial Bank of
                          Commerce, Canada's second largest bank. From 1979 to 1987, Mr.
                          Whitton was President and Owner of Howarth & Smith, a typography, printing and data management company.

Board Committees

     The board of directors conducts its business through meetings of the full board and through committees of the board. In June 1998, upon the completion of the combination between IVI and Checkmate, the board was expanded from four to nine members and began its management of the new combined company. In August 1998, the board established four standing committees of the board. These committees are the Audit Committee, Compensation Committee, Executive Committee and Nomination and Governance Committee.

     During 1998, the board of directors met four times and acted by unanimous consent without a meeting on four other occasions. Each director attended at least 75% of the aggregate of all meetings of the board and any committee on which he served during 1998.

     The Audit Committee oversees our budget and all of our financial operations; oversees management's performance with regard to its financial responsibilities and disclosure obligations; makes recommendations as to the engagement or termination of our outside auditors; reviews the overall audit plan to determine whether the plan is appropriate and recommends improvements; reviews the internal and external audits; and reviews internal accounting controls. The Audit Committee consists of Messrs. Roode (Chairman), Noblett, Nordin, Spence and Whitton. The Audit Committee met once in 1998.

     The Compensation Committee reviews, evaluates and approves the compensation arrangements of senior management; administers our compensation programs, including the design of, the establishment of performance targets under, and grants and awards under compensation plans in which officers are eligible to participate; and determines other forms of compensation for our officers and employees. The Compensation Committee consists of Messrs. Nordin (Chairman) and Roode. This committee did not meet in 1998.

     The Executive Committee acts on behalf of the full board, to the extent permitted by law, between meetings of the full board. This committee consists of Messrs. Spence (Chairman), Compain, Lewis, Thomson and Whitton. The Executive Committee did not meet in 1998.

     The Nomination and Governance Committee evaluates the board's performance; recommends nominees for election to the board; recommends candidates for membership on the committees of the board; recommends a successor Chief Executive Officer should there be a vacancy; establishes and monitors a
corporate code of conduct; and reviews director conflicts of interest.   The
Nomination and Governance Committee consists of Messrs. Spence (Chairman), Compain and Whitton. This committee met once in 1998. The Nomination and Governance Committee seeks potential nominees for board membership in various ways and will consider suggestions submitted by stockholders. Such suggestions should be submitted to our Corporate Secretary. For a description of requirements regarding stockholder nominations for director and other stockholder proposals, see "Stockholders' Proposals for 2000 Annual Meeting."

Director Compensation

     We pay each of our non-employee directors an annual retainer of $4,000, a fee of $1,250 for each board meeting attended in person, and a fee of $250 for each board meeting in which the director participates by telephone. We also pay each chairman of a board committee an annual retainer of $2,000.

     We also grant each non-employee director options each year for the purchase of 10,000 shares of our common stock. These options vest on the first anniversary of the grant date. Options granted for service in 1998 have an exercise price of $6.81 per share, which was not less than the market price of our common stock on the grant date.

     We do not provide retirement benefits, medical benefits or other benefit programs to our non-employee directors.

     We do not compensate directors who are employees of IVI Checkmate or its subsidiaries for their services as directors.


                            EXECUTIVE COMPENSATION

Summary Compensation

     The following table summarizes the compensation paid or accrued by us in each of the fiscal years ended December 31, 1996, 1997 and 1998 with regard to
L. Barry Thomson, our Chief Executive Officer, and all other executive officers whose annual compensation and bonus was $100,000 or more for 1998. We refer to these executives as the Named Executive Officers. The compensation shown in the table includes amounts paid not only by IVI Checkmate but also by IVI, Checkmate and their subsidiaries during each of the three years, including for the periods before the combination of IVI and Checkmate.

                           Summary Compensation Table

                                                                                Long-Term
                                                                               Compensation
                                                Annual Compensation               Awards
                                              ------------------------     -------------------
                                                                               Securities
    Name and Principal                Fiscal                                   Underlying             All Other
        Position(1)                    Year      Salary ($)    Bonus ($)     Options (#) (2)     Compensation ($)(3)
----------------------------------  ----------  ------------  -----------  -------------------  ---------------------

L. Barry Thomson                       1998       $280,000         --             233,250                 --
  President and                        1997       $180,530       $36,100          150,000                 --
  Chief Executive Officer              1996       $170,000       $36,650           30,000                 --

Gregory A. Lewis (4)                   1998       $321,000         --               --                 $10,421
  President and Chief Executive        1997       $ 70,432       $15,000          383,250              $ 8,870
  Officer of U.S. Operations

John J. Neubert                        1998       $228,000         --               --                 $11,834
  Executive Vice President -           1997       $129,600         --               --                 $11,525
  Finance and Administration           1996       $129,600       $43,500            --                    --
  Chief Financial Officer,
  Secretary and Treasurer

--------------------

(1)  See "Election of Directors - Information Regarding Nominees."
(2) Represents shares underlying options to purchase common stock. We have not granted any stock appreciation rights.
(3) Consists of (a) matching contributions that we made to our 401(k) plan based on a percentage of the Named Executive Officer's contribution to the 401(k) plan and (b) amounts that we paid on behalf of the Named Executive Officers for term life insurance for the benefit of the Named Executive Officers.
(4) Mr. Lewis was not employed by us or any of our subsidiaries until he joined Checkmate in August 1997.

Option Grants

     The following table provides information regarding stock options granted to the Named Executive Officers during 1998. We have not granted any stock appreciation rights.

                       Option Grants in Last Fiscal Year

                                                                                              Potential Realizable Value at
                                                                                                Assumed Annual Rates of
                                                                                              Stock Price Appreciation for
                                                  Individual Grants                                  Option Term (2)
                         ------------------------------------------------------------------  ------------------------------
                             Number of
                            Securities       Percent of Total
                            Underlying       Options Granted     Exercise or
                          Options Granted    to Employees in     Base Price     Expiration
         Name                 (#)(1)           Fiscal Year          ($/sh)         Date          5% ($)         10% ($)
----------------------   -----------------  ------------------  -------------  ------------  --------------  --------------

L. Barry Thomson......        233,250              20.2%            $6.81        6/25/07        $876,000       $2,157,000
Gregory A. Lewis......          -0-                 --                --            --             --              --
John J. Neubert.......          -0-                 --                --            --             --              --

----------------------

(1)  The indicated options were fully vested on the date of grant.
(2) Amounts reported in these columns represent hypothetical amounts that may be realized upon exercise of options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation of the common stock over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect our estimate of future stock price growth. Actual gains, if any, on stock option exercises and common stock holdings are dependent on the timing of the exercises and the future performance of the common stock. We provide no guarantee that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals. This table does not take into account any appreciation of the price of the common stock from the date of grant to the current date.

Option Exercises and Fiscal Year-End Option Values

     The following table sets forth information regarding the number of unexercised options held by the Named Executive Officers at December 31, 1998 and the aggregate dollar value of those unexercised options as of December 31, 1998. None of the Named Executive Officers exercised any stock options during 1998.

                Aggregated Option Exercises in Last Fiscal Year
                      And Fiscal Year - End Option Values


                                    Number of Securities Underlying             Value of Unexercised
                                        Unexercised Options at          In-The-Money Options at December 31,
                                         December 31, 1998 (#)                      1998 ($) (1)
                                  -----------------------------------  --------------------------------------
             Name                      Exercisable/Unexercisable              Exercisable/Unexercisable
--------------------------------  -----------------------------------  --------------------------------------
L. Barry Thomson................                333,150/0                             $90,909/0
Gregory A. Lewis................                383,250/0                                   0/0
John J. Neubert.................                319,373/0                                   0/0

--------------------

(1) The value is equal to the difference between the option exercise price and the closing sale price of our common stock on the Nasdaq National Market on December 31, 1998, multiplied by the number of shares underlying the option.

Employment Agreements

     On June 25, 1998, we entered into an employment agreement with L. Barry Thomson with regard to Mr. Thomson's services as our President and Chief Executive Officer and as President and Chief Executive Officer of IVI. Mr. Thomson is entitled to an annual salary of at least $325,000 for 1998, $350,000 for 1999 and $385,000 for 2000, as well as the possibility of annual bonuses if certain performance goals are satisfied. The agreement also provided for the grant to Mr. Thomson of options under our 1998 Long-Term Incentive Plan for the purchase of 233,250 shares of our common stock at a price of $6.81 per share and, on January 14, 1999, options for the purchase of 150,000 additional shares of our common stock. The exercise price of the options for 150,000 shares is $5.50 per share. All of the options vest upon grant and expire nine years from the date of grant.

     The agreement provides that if Mr. Thomson's employment is terminated by us for cause or as a result of Mr. Thomson's disability or death or if terminated by Mr. Thomson, he will be entitled to his salary earned up to the date of termination and, other than in the case of termination for cause, pro rata entitlement under the then current bonus program. If Mr. Thomson's employment is terminated by us for any other reason, he will be entitled to a lump sum payment equal to three times the aggregate of his annual salary and bonus paid and/or earned in the immediately preceding year.

     On January 1, 1998, Checkmate and Gregory A. Lewis entered into a three year employment agreement providing for his employment as President and Chief Operating Officer of Checkmate at a base salary of $321,000 in 1998, $345,000 in 1999 and $371,000 in 2000. Also on January 1, 1998, Checkmate and John J. Neubert entered into a three year employment agreement providing for his employment as Executive Vice President and Chief Financial Officer of Checkmate at a base salary of $228,000 in 1998, $243,000 in 1999 and $258,000 in 2000. The
employment agreements also provide the opportunity for annual bonuses if certain performance goals are satisfied. The employment agreements provide that after the end of the second year of the employment term and at the end of each subsequent year, the employment period will automatically be extended so as to terminate two years from such renewal date.

     The employment agreements provide further that if the employment of Messrs. Lewis or Neubert is terminated by Mr. Lewis or Mr. Neubert for good reason, by Checkmate other than for cause, death or disability, or because the term expires, the terminated employee will receive a lump sum payment equal to (1) his unpaid base salary up to the date of termination, (2) the product of his annual bonus for the year of the date of termination and a fraction, the numerator of which is the number of days in the year up to the date of termination and the denominator of which is 365, and (3) a severance payment equal to the present value of the income stream represented by a continuation of his base salary and target annual bonus, unless the date of termination occurs within two years of a change of control, in which case the severance payment is equal to two times the appropriate base salary and annual bonus for the terminated employee in effect for that year, and all unvested stock options held by him on the date of termination will immediately vest as of the date of termination. If employment is terminated due to Mr. Lewis' or Mr. Neubert's death, the employee's estate or beneficiary will be entitled to receive his unpaid base salary up to the date of his death and a pro rata portion of his target annual bonus for the year. If employment is terminated as a result of Mr. Lewis' or Mr. Neubert's disability, retirement or voluntary termination without good reason or by Checkmate for cause, the terminated employee will be entitled to receive his unpaid base salary up to the date of termination and a pro rata portion of his target annual bonus for the year.


                              BOARD OF DIRECTORS'
                       REPORT ON EXECUTIVE COMPENSATION

     This report by the board of directors discusses the board's compensation objectives and policies applicable to our executive officers for 1998. The report reviews the board's policy generally with respect to the compensation of all executive officers as a group for 1998 and specifically reviews the compensation established for our Chief Executive Officer for 1998 as reported in the Summary Compensation Table. We did not form the Compensation Committee until August 1998, which was after the compensation of our executive officers for 1998 had been established.

Compensation Policy for Executive Officers

     Our compensation policies for our executive officers are intended to create a direct relationship between the level of compensation paid to our executives and our current and long-term level of performance. The board believes that this relationship is best implemented by providing a compensation package consisting of separate components, all of which are designed to enhance our overall performance. These components are base salary, annual bonus and long-term incentive compensation in the form of stock options.

     The board established the 1998 base salaries of the executive officers at levels that are designed to reflect the executive's position and to be competitive with the base salaries of similarly situated executives at companies of similar size and revenue levels in our industry. The board also took into account, among other things, the executive's performance during the prior year and his responsibilities with the new combined company. The board did not provide for bonuses for the executive officers in 1998 but has established specific, performance-based bonus goals for each executive officer for 1999.

     Our long-term incentive compensation plan for our executive officers is based on our 1998 Long-Term Incentive Plan. This plan promotes ownership of our common stock, which in turn provides a common interest between the stockholders and the executive officers. In establishing the 1998 Long-Term Incentive Plan, the board concluded that incentive compensation opportunities in the form of stock option grants should be set and that any compensation received under the plan should be directly linked to our performance, as reflected by increases in the price of our common stock and the contribution of the executive officer to the increase in value. Under the plan, options, usually granted annually, have an exercise price equal to or greater than the fair market value of the shares on the date of grant and, to encourage a long-term perspective, may have an exercise period of up to ten years. Unexercised options are forfeited if the officer leaves the company before the options vest or, if already vested, if the officer fails to exercise them before the end of a stated period following termination of employment. In granting options, the board reviews the amount of options granted to executives at other comparable companies in our industry, the awards granted to other employees within the company, the individual's position at the company and his role in helping the company achieve its goals. During 1998, options for the purchase of a total of 233,250 shares of common stock, equal to 20.2% of all options granted to our employees during 1998, were granted to Mr. Thomson. We did not grant any options to our other executive officers in 1998. See "Executive Compensation -Option Grants." Year-end stock option values are reflected in "Executive Compensation - Option Exercises and Fiscal Year-End Option Values."

Chief Executive Officer Compensation

     In structuring the 1998 compensation plan for Mr. Thomson, the board considered the alignment of his compensation with our financial performance to be essential. Accordingly, the board negotiated a compensation structure that tied high levels of compensation for Mr. Thomson to a substantial improvement in corporate performance, including new product and service developments, that would correspondingly enhance stockholder value.

     Specifically, effective as of the combination of IVI and Checkmate in June 1998, Mr. Thomson was entitled to receive a base salary at a rate of $325,000 per year. The base salary was an increase over Mr. Thomson's 1997 base salary and was awarded to Mr. Thomson by the board in its subjective discretion based on IVI's financial performance in 1997 and the significantly expanded role and responsibilities to be undertaken by Mr. Thomson following the combination.

     With regard to longer term incentive compensation, the board granted
Mr. Thomson options to purchase 233,250 shares of common stock in 1998 and, in recognition of the expiration in January 1999 of other options held by Mr. Thomson, agreed to grant to him in January 1999 options to purchase 150,000 additional shares. See "Executive Compensation - Employment Agreements." These option grants are intended to directly link Mr. Thomson's performance and compensation to the stockholders' return on our common stock.

Policy on Deductibility of Compensation

     Section 162(m) of the Internal Revenue Code limits the tax deduction to $1 million for annual compensation paid to each of Messrs. Thomson, Lewis and Neubert unless several requirements are met. The board has reviewed these requirements and believes that all compensation paid to the executive officers in 1998 is fully deductible. We also believe that compensation paid under the 1998 Long Term Incentive Plan will continue to be deductible. Our present intention is to comply with the requirements of Section 162(m) unless and until it is determined that compliance would not be in the best interest of IVI Checkmate and its stockholders.

                              BOARD OF DIRECTORS

            Gerard Compain      Bertil D. Nordin     J. Stanford Spence
            Gregory A. Lewis    Gareth Owen          L. Barry Thomson
            Paul W. Noblett     Peter E. Roode       George Whitton

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The board of directors did not create the Compensation Committee until August 1998, and the Compensation Committee took no action in 1998. As described in "Board of Directors' Report on Executive Compensation," the board of directors as a whole determined the compensation of our executive officers for 1998.

     During 1998, Messrs. L. Barry Thomson, Gregory A. Lewis, John J. Neubert and George Whitton, all of whom are executive officers of IVI Checkmate or its subsidiaries, participated as directors in deliberations of our board concerning executive officer compensation for 1998. Messrs. Thomson, Lewis, Neubert and Whitton also served during 1998 on the board of directors of our majority owned subsidiary National Transaction Network, Inc., which board establishes the compensation of the executive officers of National Transaction Network. Messrs. Thomson, Lewis and Neubert are executive officers of National Transaction Network. They received no cash compensation for their services as directors or executive officers of National Transaction Network in 1998.

                             CERTAIN TRANSACTIONS

Ingenico Alliance

     On December 17, 1996, IVI entered into a strategic alliance with Ingenico. Ingenico owned approximately 8.7% of our outstanding common stock and exchangeable shares of IVI as of December 31, 1998. Ingenico develops, distributes, markets and manufactures transaction terminals with application to payment systems, loyalty programs, electronic benefits transfer systems and terminal systems for smart card technology, principally in Europe, Australia and the Asia Pacific region. Gerard Compain, who is a member of our board of directors, is the Managing Director of Ingenico, and Gareth Owen, also a member of our board, is an officer of a subsidiary of Ingenico.

     The alliance enabled IVI to gain exclusive rights to market Ingenico products and technology in the Americas, to gain access to Ingenico's smart card technology, to raise capital and to benefit from joint product development, purchasing and manufacturing. The strategic alliance provides Ingenico with access to the North American market for its products. In furtherance of their alliance, IVI and Ingenico entered into a master alliance agreement dated December 5, 1996, as amended on December 17, 1996, and five separate agreements, each dealing with a separate aspect of the alliance.

     The master alliance agreement established the general framework of the alliance and set out certain provisions which govern all aspects of the alliance. Specifically, the master alliance agreement provided that Ingenico and IVI would enter into a marketing and distribution agreement, a Latin America joint venture shareholders' agreement, a joint development and procurement agreement, a technology license agreement and an investment agreement.

     Pursuant to the investment agreement, Ingenico and its Chairman, Jean-Jacques Poutrel, purchased 1,439,000 shares of IVI's common stock in December 1996, equal at the time to approximately 16.7% of IVI's outstanding common stock, for approximately $7,240,000. Additionally, IVI granted to Ingenico a future participation right enabling Ingenico to preserve its percentage ownership of IVI's common stock on a non-diluted basis by subscribing to purchase additional shares of IVI's common stock if IVI issues additional shares of IVI's common stock. The price payable by Ingenico for additional IVI common shares would be that offered to other purchasers in the event of a private placement or public offering, or, in certain cases, a price equal to the weighted average trading price of the common shares during the 30 trading days preceding notice to Ingenico of the issuance by IVI of additional shares of IVI's common stock.

     Under the investment agreement, IVI also agreed to take the steps necessary to reconstitute the board of directors of IVI so that it would be comprised of eight members, two of whom initially would be nominees of Ingenico. The board of directors of IVI has since been expanded to nine members. One nominee of Ingenico is to be a member of the Nomination and Governance Committee of the board. If Ingenico's ownership position in IVI decreased to a percentage of less than 15% but more than 5% on a non-diluted basis, then Ingenico would be permitted only one nominee on the board of directors. If Ingenico's ownership position in IVI decreased below 5%, it would no longer have the right to nominate a director of IVI. Ingenico's current ownership of our stock has decreased to approximately 8.5%. As a result, Ingenico is permitted only one representative on our board, which is Mr. Compain.

     At the time of the combination of IVI and Checkmate on June 25, 1998, IVI Checkmate, IVI and Ingenico entered into an assignment, assumption and consent agreement under which the agreements with Ingenico were assigned by IVI to us and were assumed by us. The result is that we now have all of the right, title, interest, liabilities and obligations that IVI had under the agreements with Ingenico.

     Pursuant to the marketing and distribution agreement, we purchased products from Ingenico in 1998 for a total of $6.8 million.

Noblett Transactions

     Paul W. Noblett, who is one of our directors, is President and a director of Noblett and Associates and is a director of DMRI and Globalcard Services. In exchange for consulting services provided to us or our subsidiaries by these companies in 1998, we paid $50,250 to Noblett and Associates (6% of Noblett and Associates' 1998 revenues), $34,500 to DMRI (38% of DMRI's 1998 revenues) and $110,000 to Globalcard Services (8% of Globalcard Services' 1998 revenues). We do not expect to do any significant amount of business with any of these companies in 1999.

Nordin Transaction

     In 1998, we paid $60,000 to Bertil D. Nordin, who is one of our directors, for management advisory services provided to us by Mr. Nordin in connection with the combination of IVI and Checkmate. Mr. Nordin provided these services to us before he was elected a director.

Spence Agreement

     In 1984, Checkmate entered into an agreement that gave Mr. Spence exclusive rights to sell and market Checkmate's magnetic ink character recognition reader products. Subsequently, after determining that Checkmate should market its own products, Checkmate entered into a settlement agreement with Mr. Spence and Stanford Technologies, Inc., which is owned by Mr. Spence and his wife. Under this agreement, Mr. Spence and Stanford Technologies transferred to Checkmate all of their rights to market Checkmate's magnetic ink character recognition quality analyzers. Mr. Spence and Stanford Technologies also agreed to refrain from competing against Checkmate for a period of eleven years following his resignation or removal from Checkmate's board of directors. In exchange for these benefits, the agreement requires Checkmate to make minimum monthly payments totaling at least $15,000 per month (of which $10,000 is adjusted semi-annually for inflation). Checkmate may elect to accelerate the payments by paying 5% of sales if this amount exceeds the minimum aggregate amount due. Payments under the agreement will terminate upon the earlier of June 30, 2000 or that time at which payments made under the agreement equal $1,758,321 (plus adjustments for inflation). Checkmate paid $224,323 to Stanford Technologies in 1998 under the agreement. As of December 31, 1998, a total of $1,967,497 (including $247,497 of inflation adjustments) had been paid by Checkmate to Stanford Technologies under the agreement.

                            STOCK PERFORMANCE GRAPH

     Prior to the combination of IVI and Checkmate on June 25, 1998, the common stocks of IVI and Checkmate were traded on the Nasdaq National Market under the symbols "IVIAF" and "CMEL," respectively, and IVI's common stock was also traded on The Toronto Stock Exchange under the symbol "IVI." Following the combination, the IVI Checkmate common stock began trading on the Nasdaq National Market and The Toronto Stock Exchange under the symbols "CMIV" and "IVC," respectively, and IVI's exchangeable shares began trading on The Toronto Stock Exchange under the symbol "IVI." The IVI exchangeable shares, which are Canadian property for Canadian deferred benefit plans, are convertible at any time, on a one-for-one basis, into common stock of IVI Checkmate.

     The following stock performance graph and accompanying table compare the cumulative return on each of the IVI common stock and the Checkmate common stock from December 31, 1993 to June 25, 1998 and on the IVI Checkmate common stock from June 26, 1998 to December 31, 1998 with the cumulative total return of the Nasdaq Stock Market U.S. Index, the Nasdaq Computer Manufacturing Companies Index and The Toronto Stock Exchange Index over the same period. The comparative data assumes that:

  . $100.00 was invested on December 31, 1993 proportionally by market capitalizations in the common stock of IVI and the common stock of Checkmate and in each of the indices referred to above,
  . $100.00 was invested on June 26, 1998 in the common stock of IVI Checkmate, and
  .  dividends, if any, were reinvested.


                              [Insert graph here]

                                                   12/31/93     12/31/94     12/31/95    12/31/96    12/31/97   6/25/98    12/31/98
                                                   --------     --------     --------    --------    --------   -------    --------
NASDAQ US Index                                      100.00        97.75       138.23      170.04      208.75    250.89      292.94
NASDAQ Computer Manufacturing Companies Index        100.00       109.83       173.00      232.31      281.02    409.43      610.28
Checkmate Electronics, Inc.                          100.00        76.32       155.26      136.84       72.37     81.58        0.00
International Verifact, Inc.                         100.00        41.94        56.14       37.07       54.93     49.52        0.00
Toronto Stock Exchange Index                         100.00        99.07       110.82      139.34      157.50    173.19      152.48
IVI Checkmate Corp                                     0.00         0.00         0.00        0.00        0.00    100.00       67.74

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The United States securities laws require our directors and executive officers and any persons who beneficially own more than ten percent of our common stock to file with the Securities and Exchange Commission and the Nasdaq Stock Market initial reports of ownership and reports of changes in ownership of our securities. To our knowledge, based solely on a review of the copies of the reports furnished to us and written representations that no other reports were required, during 1998 all executive officers, directors any beneficial owners of more than ten percent of our stock made all required filings.


                STOCKHOLDERS' PROPOSALS FOR 2000 ANNUAL MEETING

     Director nominations and other proposals of stockholders intended to be presented to a vote of the stockholders at our 2000 annual meeting, together with certain related information specified in Section 2.7 (A)(2) of our bylaws, must be submitted to our Corporate Secretary in writing between February 20, 2000 and March 21, 2000 in order for such matters to be properly brought before the 2000 annual meeting. Separate from the requirements of the preceding sentence, director nominations and other proposals of stockholders intended to be presented at the 2000 annual meeting must, in addition to satisfying the requirements of the preceding sentence, also be submitted in writing to our Corporate Secretary, together with the information specified in Securities and Exchange Commission Rule 14a-8, no later than December 14, 1999 in order to be included in our proxy materials for the 2000 annual meeting. All nominations, proposals and related information should be submitted within the specified time periods by certified mail, return receipt requested, to our Corporate Secretary at 1003 Mansell Road, Roswell, Georgia, 30076. A copy of Section 2.7 (A)(2) of our bylaws will be provided upon request in writing to our Corporate Secretary at this address.

                        INDEPENDENT PUBLIC ACCOUNTANTS

     Ernst & Young LLP has audited the financial statements of Checkmate since 1993 and of IVI Checkmate since 1998 and will continue in that capacity during 1999. Coopers & Lybrand, Chartered Accountants, has audited the financial statements of IVI since 1984. Representatives of Ernst & Young LLP will be present at the annual meeting and will be available to respond to appropriate questions.


                INFORMATION ABOUT ATTENDING THE ANNUAL MEETING

     The annual meeting will be held in the Great Oak Ballroom at the Holiday Inn located at 1075 Holcomb Bridge Road in Roswell, Georgia. If you plan to attend the annual meeting, please so indicate by checking the box on your proxy card and returning the proxy card to us. This will help us in planning for the annual meeting. A map showing the meeting location appears on the following page.

Roswell, Georgia
April 12, 1999
                              By order of the Board of Directors,



                              /s/ John J. Neubert
                              John J. Neubert
                              Corporate Secretary

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7 7 7 7 7 7 7 7 7 7 7
                           ^ FOLD AND DETACH HERE ^^

                              IVI Checkmate Corp.

 This Proxy is Solicited by the Board of Directors for the 1999 Annual Meeting
                                of Stockholders

If I am a holder of shares of common stock of IVI Checkmate Corp., I hereby appoint Margaret Burkett and John J. Neubert, and each of them, proxies, with full power of substitution, to vote all shares of common stock of IVI Checkmate Corp. that I am entitled to vote at the 1999 Annual Meeting of Stockholders of IVI Checkmate Corp. and at any adjournments thereof as indicated below. If I am a holder of exchangeable shares of IVI Checkmate Ltd., I direct Montreal Trust Company of Canada, as trustee, acting through its authorized representatives, to vote all exchangeable shares that I am entitled to vote at the annual meeting and at any adjournments thereof as indicated below. In either case, such persons are further authorized to vote in their discretion on (1) the election of any person as a director if a director nominee named below is unable to serve or for good cause will not serve, (2) matters which the board of directors did not know would be presented to the annual meeting a reasonable time before the proxy solicitation was made, and (3) matters incident to the conduct of the meeting.

 This proxy card will be voted as directed. If no instructions are specified, this proxy card will be voted "FOR" the election of the nine nominees named below.

  The board of directors recommends a vote "FOR" the election as directors of the nine persons named below.

1. Election of directors to serve until the 2000 annual meeting and until their successors are elected and qualified:

 [_] FOR ALL                [_] WITHHOLD ALL

 For, except vote withheld from the following nominee(s): _____________________

 Gerard Compain, Gregory A. Lewis, Paul W. Noblett, Bertil D. Nordin, Gareth Owen, Peter E. Roode, J. Stanford Spence, L. Barry Thomson, George Whitton

 [_] I plan to attend the Annual Meeting   [_] Change of address on reverse
                                          side

SIGNATURE(S): ______________________________         DATE: ______________, 1999

           ________________________________

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7 7 7 7 7 7 7 7 7 7 7
                           ^ FOLD AND DETACH HERE ^^

                                            Change of Address: ________________

                                                          _____________________

                                                          _____________________
                                            (If you have written in the above
                                            space, please mark the
                                            corresponding box on the reverse
                                            side of this card)